CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-60359) of Network Peripherals Inc. of our report dated January 25, 1999 appearing on page 18 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998.


PricewaterhouseCoopers LLP
San Jose, California
March 22, 1999